Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Climb Global Solutions, Inc.

Eatontown, New Jersey

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-257231, 333-237670, and 333-184573) of Climb Global Solutions, Inc. of our report dated March 5, 2024, relating to the consolidated financial statements as of December 31, 2023 and for the year then ended, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Woodbridge, New Jersey

February 27, 2026